UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 27, 2012

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 1-14959

Wisconsin	39-0971239
(State of Incorporation)	(IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of Principal Executive Offices and Zip Code)
(414) 358-6600
(Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( )	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( )	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 28, 2012, Brady Corporation (the “Corporation”) and its wholly owned subsidiary, BC I Merger Sub Corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Precision Dynamics Corporation (“PDC”) and Precision Dynamics Holding LLC, as the representative of PDC's equity owners, pursuant to which the Corporation acquired PDC on December 28, 2012.

Pursuant to the Merger Agreement, Merger Sub was merged with and into PDC, with PDC surviving as a wholly owned subsidiary of the Corporation. The purchase price was $300 million (including indebtedness of PDC re-paid at closing), which amount is subject to a working capital adjustment and escrow provisions. The Merger Agreement provides for customary indemnification rights with respect to a breach of a representation, warranty or covenant by either party. The Corporation financed the acquisition by using existing cash and borrowings under its revolving credit facility as described below under item 2.03.

The Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The brief summary of the material provisions of the Merger Agreement set forth above is qualified in its entirety by reference to the Merger Agreement filed as an exhibit hereto. The Corporation issued a press release on December 28, 2012, and hosted a conference call regarding the merger on December 31, 2012. The press release is attached hereto as Exhibit 99.1, and the informational slides referenced in the conference call are attached hereto as Exhibit 99.2.

Item 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On December 27, 2012, the Company drew down approximately $220 million from its revolving credit facility pursuant to the terms of the Company's Credit Agreement with a group of six banks to fund a portion of the purchase price payable upon closing of the merger described above in Item 1.01. Under the revolving credit facility, the Company may borrow an aggregate amount of up to $300 million. After giving effect to this borrowing, the Company has an additional $80 million available for borrowing under the revolving credit facility. This borrowing under the revolving credit facility has a final maturity date of February 1, 2017, and will initially bear interest at a rate of 1.3152% per annum, which will be reset from time to time based upon changes in the LIBOR rate.

The foregoing description of the revolving credit facility and the Credit Agreement is qualified in its entirety by the terms of the Credit Agreement, a copy of which was filed as Exhibit 10.1 to the Company's Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 7, 2012, and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(i)	Exhibits.

The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit

2.1
Agreement and Plan of Merger, dated as of December 28, 2012, by and among Brady Corporation, BC I Merger Sub Corporation, Precision Dynamics Corporation, and Precision Dynamics Holding LLC. Schedules and exhibits to this document are not being filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.

99.1	Press Release of Brady Corporation, dated December 28, 2012, announcing the acquisition of Precision Dynamics Corporation.

99.2	Informational slides provided by Brady Corporation, dated December 31, 2012.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: December 31, 2012

/s/ Thomas J. Felmer
Thomas J. Felmer
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

2.1
Agreement and Plan of Merger, dated as of December 28, 2012, by and among Brady Corporation, BC I Merger Sub Corporation, Precision Dynamics Corporation, and Precision Dynamics Holding LLC. Schedules and exhibits to this document are not being filed herewith pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.

99.1	Press Release of Brady Corporation, dated December 28, 2012, announcing the acquisition of Precision Dynamics Corporation.

99.2	Informational slides provided by Brady Corporation, dated December 31, 2012.